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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                               -----------------
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          April 20, 2001
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                               STAR STRUCK, LTD.
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            (Exact name of registrant as specified in its charter)

         Delaware                       1-8912               36-1805030
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(State or other jurisdiction      (Commission File No.)    (I.R.S. Employer
         of registrant)                                     identification No.)

          8 F.J. Clarke Circle
          Bethel, Connecticut                                     06801
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(Address of principal executive offices)                       (Zip code)

Registrant's telephone number, including area code:         (203) 778-4925
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                N/A
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(Former name or former address, if changed since last report)




Item 4.  Changes in Registrant's Certifying Accountant

         On April 20, 2001, the Company dismissed Arthur Andersen LLP ("Andersen") as its independent accountant. Neither of Andersen's reports on the financial statements of the Company for the years ended December 31, 2000 and December 31, 1999 contained any adverse opinion or disclaimer of opinion and neither was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

         Since December 31, 1998, the Company has had no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Andersen, would have caused it to make a reference to the subject matter of the disagreements(s) in connection with its report. Since December 31, 1998, no event occurred that is required to be disclosed pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

         On April 20, 2001, the Company retained DiSanto Bertoline & Company, P.C. ("DiSanto Bertoline") as the Company's new independent accountant to audit the
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Company's financial statements. Since December 31, 1998, the Company did not consult DiSanto Bertoline regarding any matter required to be disclosed pursuant to paragraph (a)(2) of Item 304 of Regulation S-K.



                                  Signatures

         Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 20, 2001                              STAR STRUCK, LTD.

                                            By:  /s/ Kenneth Karlan
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                                               Kenneth Karlan, President